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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 8 to the Registration Statement (File No. 333-232731) (the "Registration Statement") on Form F-1 of our report dated February 17, 2020 relating to the consolidated financial statements of GFL Environmental Holdings Inc. (new) ("Successor") as of December 31, 2019 and 2018, and for the year ended December 31, 2019, and the period from June 1, 2018 to December 31, 2018 (Successor), and of GFL Environmental Holdings Inc. (old) ("Predecessor") for year ended December 31, 2017 and the period from the period from January 1, 2018 to May 31, 2018 (Predecessor) appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

/s/ Deloitte LLP
Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
February 18, 2020

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM